                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                             SIEBEL SYSTEMS, INC.
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.  Title of each class of securities to which transaction applies:

     ------------------------------------------------------------------------

     2.  Aggregate number of securities to which transaction applies:

     ------------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ------------------------------------------------------------------------

     4.  Proposed maximum aggregate value of transaction:

     ------------------------------------------------------------------------

     5.  Total fee paid:

     ------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:

     ------------------------------------------------------------------------

     2.  Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------------

     3.  Filing Party:

     ------------------------------------------------------------------------

     4.  Date Filed:

     ------------------------------------------------------------------------

                         [LOGO OF SIEBEL SYSTEMS INC.]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 26, 1998

                               ----------------

TO THE STOCKHOLDERS OF SIEBEL SYSTEMS, INC.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Siebel Systems, Inc., a Delaware corporation (the "Company"), will be held on Thursday, February 26, 1998 at 11:00 a.m. local time at the Company's principal executive offices at 1855 South Grant Street, San Mateo, California 94402 to act on the following matters:

  1. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock from 100,000,000 to 300,000,000 shares.

  2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on February 4, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ James C. Gaither

                                          James C. Gaither
                                          Secretary

San Mateo, California
February 9, 1998

                               ----------------

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                         [LOGO OF SIEBEL SYSTEMS INC.]

                                PROXY STATEMENT

                      FOR SPECIAL MEETING OF STOCKHOLDERS

                                  TO BE HELD
                               FEBRUARY 26, 1998

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Siebel Systems, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on Thursday, February 26, 1998 at 11:00 a.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company's principal executive offices located at 1855 South Grant Street, San Mateo, California 94402. This proxy statement and accompanying proxy card were mailed on or about February 9, 1998 to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of Common Stock at the close of business on February 4, 1998 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. On the Record Date, the Company had 35,522,785 shares of Common Stock outstanding and entitled to vote.

  Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the proposal to be voted on at the Special Meeting. For purposes of such proposal, abstentions and broker non-votes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1855 South Grant Street, San Mateo, California 94402, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must have been received by the Company at its offices at 1855 South Grant Street, San Mateo, California 94402, not later than November 13, 1997 and must have satisfied the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in the proxy statement and proxy relating to that Annual Meeting. Proposals of stockholders that are intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its offices at 1855 South Grant Street, San Mateo, California 94402 not later than November 12, 1998 and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL

      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

  The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the Company's authorized number of shares of Common Stock from 100,000,000 to 300,000,000 shares.

  The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware.

  In addition to the 35,522,785 shares of Common Stock outstanding as of February 4, 1998, as of January 27, 1998 the Board had reserved (i) 17,265,338 shares for issuance upon exercise of options under the Company's 1996 Equity Incentive Plan and other option plans of the Company and (ii) 1,320,826 shares for issuance under the 1996 Employee Stock Purchase Plan.

  The Board desires to have additional authorized shares for future business and financial purposes. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, stock dividends to existing stockholders, raising capital, providing equity incentives to employees, officers or directors, establishing certain strategic relationships with other companies and expanding the Company's business or product lines through certain acquisitions of other businesses or products.

  The Board has approved, subject to stockholder approval of this proposal, a 100% stock dividend to be issued on all outstanding shares of the Company's Common Stock. The objective of the stock dividend would be to proportionately lower the market price of the Company's Common Stock. Such lower price is expected to increase the liquidity and broaden the marketability of the Company's Common Stock. In addition, the stock dividend would enable the Company to provide its employees and consultants with more attractive equity-based incentive packages, and therefore, will allow the Company to more easily attract and retain qualified employees and consultants. The Board has not made a final determination as to the timing of the stock dividend and may decide, in the best interests of the Company and due to market conditions or otherwise, not to effect such a dividend. Therefore, no assurances can be given that the Company will determine to effect any stock dividend if the foregoing proposal is adopted. Other than such possible dividend, the Company has no plans, arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal.

  The additional shares of Common Stock that would become available for issuance if this proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could (i) adopt a "poison pill" which would, under certain circumstances related to an acquisition not approved by the Board of Directors, give certain holders the right to acquire additional shares of Common Stock at a low price, or (ii) sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

  The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation, as amended. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                   THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL
                                          ---

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of the Company's outstanding Common Stock as of December 31, 1997 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the other four most highly compensated executive officers as of December 31, 1997; and (iv) all directors and executive officers of the Company as a group.

                                                          SHARES BENEFICIALLY
                                                                OWNED(1)
                                                          -----------------------
PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS              NUMBER     PERCENT
----------------------------------------------            ------------ ----------
Thomas M. Siebel(2)......................................    9,802,300    27.2%
 1855 South Grant Street
 San Mateo, CA 94402
Andersen Consulting LLP(3)...............................    2,788,600     7.9
 1661 Page Mill Road
 Palo Alto, CA 94304
Patricia A. House(4).....................................      918,568     2.6
Craig D. Ramsey(5).......................................      620,266     1.7
Howard Graham(6).........................................      126,153     *
R. David Schmaier(7).....................................       82,573     *
James C. Gaither(8)......................................       85,657     *
Eric E. Schmidt, Ph.D.(9)................................       92,172     *
A. Michael Spence, Ph.D.(10).............................      188,600     *
George T. Shaheen(11)....................................    2,790,740     7.9
Charles R. Schwab(12)....................................      655,600     1.9
All directors and executive officers as a group (11
 persons)(13)............................................   15,362,629    41.5

--------
  *  Represents beneficial ownership of less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 35,308,298 shares of Common Stock outstanding as of December 31, 1997.

 (2) Includes 8,628,562 shares held as trustee under the Siebel Living Trust u/a/d 7/27/93 and 293,738 shares held by Siebel Asset Management, L.P. of which Mr. Siebel is a limited partner. Also includes 80,000 shares held by the Thomas and Stacey Siebel Foundation to which Mr. Siebel disclaims beneficial ownership. Also includes 800,000 shares issuable to Mr. Siebel upon exercise of outstanding options within 60 days of December 31, 1997.

 (3) Mr. Shaheen, a director of the Company, is the Managing Partner of Andersen Consulting LLP. Mr. Shaheen disclaims beneficial ownership of such shares held by Andersen Consulting LLP except to the extent of his partnership interest therein. Also includes 176,000 shares issuable to Mr. Shaheen upon early exercise of options subject to vesting through February 2001 and 12,600 shares issuable upon exercise of outstanding options within 60 days of December 31, 1997.

 (4) Includes 127,142 shares issuable upon exercise of outstanding options within 60 days of December 31, 1997.

 (5) Includes 280,000 shares subject to a right of repurchase that expires ratably through March 2000, 320,000 shares issuable upon the early exercise of options vesting through March 2000 and 14,285 shares issuable upon exercise of outstanding options within 60 days of December 31, 1997. Also includes 4,200 shares held by Mr. Ramsey's wife.

 (6) Includes 126,000 shares issuable upon exercise of outstanding options within 60 days of December 31, 1997.

 (7) Includes 38,285 shares issuable upon exercise of outstanding options within 60 days of December 31, 1997.

 (8) Includes 11,000 shares which are subject to a right of repurchase in favor of the Company which expires on March 9, 1998. Also includes 6,000 shares issuable upon exercise of outstanding options within 60 days of December 30, 1997.

 (9) Includes 70,172 shares issuable upon exercise of outstanding options within 60 days of December 31, 1997.

(10) Includes 132,000 shares which are subject to a right of repurchase in favor of the Company which expires ratably through October 2000. Also includes 12,600 shares issuable upon exercise of options within 60 days of December 31, 1997. Also includes 43,325 shares held by A. Michael Spence, Trustee or Successor Trustee under The A. Michael Spence Revocable Trust u/a/d October 26, 1996. Also includes 225 shares held by
     A. Michael Spence TTEE by James Graham Spence Trust, 225 shares held by
     A. Michael Spence TTEE by Cathy B. Spence Irrevocable Trust and 225 shares held by A. Michael Spence TTEE by Marya W. Spence Irrevocable Trust.

(11) Includes 2,600,000 shares held by Andersen Consulting LLP. Mr. Shaheen, the Managing Partner of Andersen Consulting, disclaims beneficial ownership of such shares, except to the extent of his partnership interest therein. Also includes 176,000 shares issuable upon early exercise of options subject to vesting through February 2001, 12,600 shares issuable upon exercise of outstanding options within 60 days of December 31, 1997 and 2,140 shares held by the Shaheen Revocable Trust.

(12) Includes 180,000 shares which are subject to a right of repurchase in favor of the Company which expires ratably through October 1999. Also includes 12,600 shares issuable upon exercise of outstanding options within 60 days of December 31, 1997. Also includes 100,000 shares held by the Schwab Family Foundation to which Mr. Schwab disclaims beneficial ownership and 8,000 shares held by Mr. Schwab's children.

(13) Includes 2,600,000 shares held by Andersen Consulting LLP. See footnote
     (3) and (11) above. Also includes 1,715,684 shares issuable upon exercise of options held by all officers and directors within 60 days of December 31, 1997. See footnotes (2) and (4) through (12).

OTHER MATTERS

  The Board of Directors knows of no other matters which may be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ James C. Gaither

                                          James C. Gaither
                                          Secretary


February 9, 1998

                                                                      EXHIBIT A

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                             AMENDED AND RESTATED
                   CERTIFICATE OF INCORPORATION, AS AMENDED
                                      OF
                             SIEBEL SYSTEMS, INC.

  SIEBEL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

    FIRST: The name of the corporation is Siebel Systems, Inc. The corporation was originally incorporated under the name Siebel Acquisition Corporation.

    SECOND: The date on which the Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware was May 9, 1996. An Amended and Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on July 9, 1996. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 2, 1996.

    THIRD: The Board of Directors of the corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Amended and Restated Certificate of Incorporation of the corporation by deleting the first paragraph of Article IV and substituting therefor a new first paragraph of
  Article IV in the following form:

      "This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is three hundred two million (302,000,00) shares. Three hundred million (300,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Two million (2,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

    FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the corporation for their approval and was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, Siebel Systems, Inc. has caused this Certificate of Amendment to be signed by its Chairman and Chief Executive Officer and
attested to by its Secretary this       day of February, 1998.

                                          SIEBEL SYSTEMS, INC.


                                          _____________________________________
                                          Thomas M. Siebel
                                          Chairman and Chief Executive Officer

ATTEST:


_____________________________________
James C. Gaither
Secretary

                            SIEBEL SYSTEMS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held On February 26, 1998

The undersigned hereby appoints Thomas M. Siebel and Howard H. Graham and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Siebel Systems, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Siebel Systems, Inc. to be held at 1855 South Grant Street, San Mateo, CA 94402 on Thursday, February 26, 1998 at 11:00 a.m. (local time, and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matter and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR
                                                                           ---
        THE PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE PROPOSAL
                             ---

PROPOSAl:   To approve an amendment to the Company's Amended and Restated
            Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock from 100,000,000 to 300,000,000 shares.

                [_] FOR           [_] AGAINST         [_] ABSTAIN

                  (Continued and to be signed on other side)

                          (Continued from other side)

DATED ___________, 1998           ______________________________________________

                                  ______________________________________________
                                  SIGNATURE(S)

                                  Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.